EXHIBIT 11.1
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

                  JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
           STATEMENT RE: COMPUTATION OF NET (LOSS) EARNINGS PER SHARE
        YEARS ENDED AUGUST 26, 1995, AUGUST 27, 1994 AND AUGUST 31, 1993
                     (in thousands, except per share data)



                                                           1995                      1994                          1993
                                                          -----                      ----                          ----
                                                                 Fully                      Fully                          Fully
                                                  Primary       Diluted     Primary        Diluted        Primary         Diluted
                                                ----------    ----------   ---------    -----------      ---------      ----------
Adjusted net (loss) earnings:
   Net (loss) earnings                           ($12,068)     ($12,068)   ($14,617)      ($14,617)          $506            $506
   Interest adjustments                                 -             -           -              -    (1)      44    (1)      426
                                                ----------    ----------   ---------    -----------      ---------      ----------

Adjusted net (loss) earnings                     ($12,068)     ($12,068)   ($14,617)      ($14,617)          $550            $932
                                                ==========    ==========   =========    ===========      =========      ==========



Weighted average common and
   common equivalent shares outstanding:

   Weighted average common shares outstanding       5,701         5,701       5,701          5,701          5,078           5,078

   Weighted average common equivalents                  -             -           -              -    (1)     935    (1)    1,555
                                                ----------    ----------   ---------    -----------      ---------      ----------

Weighted average common and
   common equivalent shares outstanding             5,701         5,701       5,701          5,701          6,013           6,633
                                                ==========    ==========   =========    ===========      =========      ==========



Net (loss) earnings per common and
    common equivalent shares                       ($2.12)       ($2.12)     ($2.56)        ($2.56)         $0.09           $0.14
                                                ==========    ==========   =========    ===========      =========      ==========
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(1)   Calculated based on modified treasury stock method.